EXHIBIT 99.1

ME2C® Environmental Announces Preliminary 2022 Revenue Guidance and Outlines Key Priorities and Milestones for 2022

Preliminary Revenue Expected to Increase At Least 60% Year-Over-Year for 2022

Company Reviews Key Business Highlights Achieved In 2021

CORSICANA, TX, February 16, 2022 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C Environmental" or the “Company”), a leading environmental technologies firm, today issued preliminary revenue guidance for full-year 2022 based on positive developments in business conditions, demand indications from major customers, and the commencement of activity under new licensing agreements. The Company expects preliminary revenue to increase 60% year-over-year for 2022 with the majority of revenue increase expected to be realized in the latter half of the year. Such guidance is based on current market conditions and assumes no further material lockdowns or shutdowns due to the COVID-19 pandemic in the major operating region where the Company sells or licenses its products.

“2021 was a year of focused execution for ME2C Environmental as we strengthened our foundation to potentially accelerate top-line revenue growth in 2022 and beyond. We continued to see very strong momentum across our end markets in Q4 and pleased to report that we expect full-year 2021 preliminary unaudited revenues of approximately $13.0 million compared to revenues of approximately $8.2 million for 2020. Moving through the next 12 months, 2022 could be our most successful year in more than five years as we see continued strength in our core business in mercury emissions capture.  We currently expect at least a 60% year-over-year revenue growth for 2022 which puts our year-end revenue target in the range of approximately $20 to 22 million,” said Richard MacPherson, CEO of ME2C Environmental. “As our outreach and discussions throughout the coal-fired fleet progresses in a positive manner, we anticipate announcing additional license and/or supply agreements ramping up as we move toward the last half of 2022. Our disruptive technologies in rare earth element extraction and processing are reaching a tipping point in their development as we have continued to see positive results.  We are eager to begin field-testing trials and look forward to keeping the industry and shareholders updated as we push toward commercialization later this year.”

MacPherson continued, “As we move along through the early part of the new year, we want to revisit certain key accomplishments from 2021. Last year, despite the headwinds of COVID, supply disruptions, and inflationary pressures felt throughout our industry, we were able to:

•	Grow our preliminary unaudited 2021 revenues by approximately $4.8 million over 2020.
•	Eliminate all convertible debt.
•	Enter into debt repayment agreement with Alterna Capital.
•	Gain multiple new, coal-fired utilities as licensees to continue operation of our patented technology for mercury emissions capture.
•	Augment our license agreement with Vistra Corp to include new supply business. The revenue is expected to increase through 2022 based on existing coal-fired power supply demands.
•	Initiate outreach to utilities believed to be using our patented technologies to present license and/or product supply options which is expected to yield new business as we move forward.
•	Receive approval from the District Judge to continue our lawsuit against 16 refined coal entities with discovery now well underway.
•	Complete Phase 1 of a two-phase lab test through Penn State’s College of Earth and Mineral Sciences to validate the initial lab results (2019-2021), now heading toward in-field testing in 2022.
•	Participate in the formation of Eleclear, an environmental technology entity dedicated to the development and commercialization of the new rare earth and remediation technologies.

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“With the preliminary 2022 revenue guidance announced today, we believe we are well positioned to deliver significant revenue growth throughout the new year and beyond as we further capitalize on our leading environmental technologies. We continue to see strong momentum in our business and look forward to the ME2C Environmental team extending it into the year ahead. The case against the refined coal entities is progressing as expected and could be a very significant unaccounted addition to our overall growth story. On behalf of our company, we want to thank you for your continued interest and support.”

Final recognized revenue for 2021 is subject to change upon finalization of the Company’s year-end audit review process and will be released with the Company’s audited financial statements and related 2021 annual report.

About ME2C® Environmental

ME2C Environmental (OTCQB: MEEC) is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C’s leading-edge mercury emissions services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit http://www.me2cenvironmental.com/.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein contains "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, our preliminary revenue guidance for 2022 and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental.

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In addition to the foregoing, statements with respect to our preliminary revenue guidance for 2022, related projections and statements regarding our ability to meet such projections in the anticipated timeframe, represent management’s good faith estimates and expectations.  Such guidance is based upon certain assumptions, including, but not limited to, that additional license agreements will be entered into following the date of this release during 2022, new supply customers will be obtained in 2022 and that certain current licensees of our patented technologies who are not current supply customers will transition to purchasing products from us in 2022.  Such assumptions may prove to be incorrect and actual results may differ materially from those anticipated.  Consequently, guidance cannot be guaranteed.  As such, investors are cautioned not to place undue reliance upon guidance as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur.

All forward-looking statements speak only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

ME2C Environmental Contact:
Stacey Hyatt
Corporate Communications
ME2C Environmental
Main: 614-505-6115 x-1001
Direct: 404-226-4217
shyatt@me2cenvironmental.com

Investor Relations Contact:
Kevin McGrath

Managing Director

TraDigital IR

Tel: 646-418-7002

kevin@tradigitalir.com

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